EXHIBIT B

                           CHANGE OF CONTROL AGREEMENT

     This Agreement entered into on this 21st day of January 2003 by and between Jack J. Luchese ("Employee") and Centrex Inc. an Oklahoma Corporation ("Company") pursuant to the conditions, limitations and provisions set forth herein.

                                   DEFINITIONS

I.  Change of Control. Change of control shall include:

     a. The acquisition by any individual, entity of group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended ("Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of Image (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Image entitled to vote generally in the election of directors (the
          "Outstanding   Voting   Securities";   or

     b. Consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Image.

     c. Any act which would constitute a liquidation or dissolution of the Company.

     d. Individuals who, as the date hereof, constitute at least a majority of the board of directors ("Current Board") cease for any reason whatsoever to constitute a majority of the Board.


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                                    AGREEMENT

     Termination  Because  of  Change  in  Control.  In the event of a Change in
          Control (as hereinafter defined) of the Company, and Employee is either not employed by the acquiring corporation in a comparable position at a comparable salary, then (i) the Company or the acquiring corporation, as the case may be, shall be obligated to pay to Employee a severance payment of 200% of Employee's salary at Employee's then current base rate, and 200% of his last bonus, and (ii) that all shares transferred in the Stock Grant shall be the Employee's and the Company shall not seek to recover any of these shares and (iii) the time at which all non-vested Shares vests shall be accelerated automatically to immediately prior to the time the Change of Control occurs. Such change in control several payments shall be the exclusive several payments or obligations owed to Employee under such circumstances and shall supersede any severance payments or obligation.

     This Agreement  in relation  to Stock Grant
          As a portion of the Employment Agreement the parties have entered into a Stock Grant Agreement. The terms of the Stock Grant are intended to govern a share exchange for a Consolidation or Merger. Neither the Stock Grant or this Agreement are intended to be exclusive remedies in a Change of Control. It is not the parties intent that the Stock Grant limit this Agreement in any way, nor is this Agreement intended to limit the Stock Grant in any way.


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          Paragraph  5(d) of the Stock  Grant is  included  below for  reference purposes only.

     (d) Notice of Consolidation or Merger and Stock Grant Exchange. The Company shall not, at any time after the date hereof, effect a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), unless the resulting successor or acquiring entity (the "Resulting Entity") assumes by written instrument the Company's obligations under this Stock Grant, including but not limited to the Stock Grant Price reset provisions as provided herein during the term of the resultant Stock Grants, and agrees in such written instrument that this Stock Grant shall be exercisable into such class and type of securities or other assets of the Resulting Entity as Holder would have received had Holder fully Vested under the terms of this Stock Grant immediately prior to such Corporate Change, and the Stock Grant Price of this Stock Grant shall be proportionately increased (if this Stock Grant shall be changed into or become exchangeable for a Stock Grant to purchase a smaller number of shares of Common Stock of the Resulting Entity) or shall be proportionately decreased (if this Stock Grant shall be changed or become exchangeable for a Stock Grant to purchase a larger number of shares of Common Stock of the Resulting Entity); provided, however, that Company may not affect any Corporate Change unless it first shall have given three (3) days notice to Holder hereof of any Corporate Change.


     Excluded Transaction. The purposed transactions set forth in Exhibit "A" are hereby specifically not to be deemed a Change of Control for the purposes of this Agreement.


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    Applicable Law.

          This Change of Control Agreement shall for all purposes be governed by and construed in accordance with the laws of the state of Oklahoma, without giving effect to conflict of law provisions thereof.

          IN WITNESS WHEREOF, the undersigned has executed this Change of Control Agreement as of the 21st day of January 2003.


                                            CENTREX, INC.



                                            By: ________________________________
                                            Thomas R. Coughlin, Jr. M.D.
                                            President






                                          By: _________________________
                                          Jack Luchese
                                          Employee